UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2017

CEMTREX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37464	30-0399914
(State or other jurisdiction	(Commission)	(IRS Employer
of incorporation)	File Number	Identification No.)

19 Engineers Lane
Farmingdale, New York	11735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 756-9116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Cemtrex, Inc.

February 10, 2017

Item 1.01. Entry into a Material Definitive Agreement.

Cemtrex, Inc. (the “Company”) and Ducon Technologies, Inc. (“Ducon”), an entity controlled by Aron Govil, the Company’s Executive Director, entered into an Exchange Agreement which closed on February 9, 2017, whereby in exchange for cancellation of the aggregate of $3,339,833 of principal and interest owed by the Company to Ducon, the Company issued 333,983 shares of Series I Preferred Stock and 667,967 Series I Warrants to Ducon. Such exchange consideration is on the same terms and conditions that were applicable to purchasers in the Company’s recently completed rights offering. Such conversion was approved by the Company’s disinterested Directors in accordance with Section 144 of the Delaware General Corporation Law.

Item 3.03. Material Modifications to Rights of Security Holders.

The issuance of the Series I Preferred Stock and the Series I Warrants described above was pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title
99.1	Exchange Agreement dated as of February 1,2017 and effective February 9,2017 by and between Cemtrex Inc. and Ducon Technologies, Inc.

Certain statements contained in this Form 8-K, including all statements other than statements of historical fact, may constitute “forward-looking statements.” In addition to the uncertainty of all forward-looking information, there are specific risks identified in the Prospectus that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial that could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Except as required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMTREX, INC.

Date: February 10, 2017	By:	/s/ Saagar Govil
Saagar Govil
Chairman, President and Chief Executive Officer